Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment #1 to Registration Statement 001-38642 on Form 20-F/A of our report dated July 5, 2018 relating to the consolidated financial statements of Paringa Resources Limited and its subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a material uncertainty regarding the Company’s ability to continue as a going concern) appearing in the Registration Statement.

/s/  Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU

Perth, Australia

September 21, 2018